Exhibit 99.1

DRAFT V8

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – Feb. 25, 2015 – Sprouts Farmers Market, Inc. (the “Company”) (Nasdaq:SFM) today reported results for its 13-week fourth quarter and 52-week year ended Dec. 28, 2014.

Fourth Quarter Highlights:

•	Net sales of $734.6 million; a 21% increase from the same period in 2013

•	Comparable store sales growth of 8.5% and two-year comparable store sales growth of 22.3%

•	Net income of $17.7 million and diluted earnings per share of $0.11

•	Adjusted net income of $18.2 million; a 59% increase from the same period in 2013

•	Adjusted diluted earnings per share of $0.12; a 71% increase from the same period in 2013

•	Adjusted EBITDA of $53.3 million; a 41% increase from the same period in 2013

Fiscal Year 2014 Highlights:

•	Net sales of $2.97 billion; a 22% increase compared to reported net sales in 2013

•	Comparable store sales growth of 9.9% and two-year combined comparable store sales growth of 20.6%

•	Net income increased to $107.7 million; diluted earnings per share of $0.70

•	Adjusted net income increased to $111.2 million; a 65% increase from 2013

•	Adjusted diluted earnings per share of $0.72; a 50% increase from 2013

•	Adjusted EBITDA of $265.4 million; a 36% increase from 2013

“We are pleased to report another quarter of strong top-line sales growth for Sprouts and solid financial results for the fourth quarter of 2014,” said Doug Sanders, president and chief executive officer of Sprouts Farmers Market. “We finished 2014 with 191 stores resulting in unit growth of 14%, nearly $3 billion in revenue and industry leading same store sales growth of 9.9%. By leveraging our robust sales and remaining focused on managing store and overhead costs we produced record net income results for 2014. This year’s outstanding results further demonstrate our belief that consumers’ desire to eat healthier continues to build across the country and bolsters our confidence in the power of our model and our ability to successfully grow this company from coast to coast.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted earnings per share and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, these results are first presented on a GAAP basis and then on an adjusted basis.

Fourth Quarter 2014 Financial Results

Net sales for the fourth quarter of 2014 were $734.6 million, a 21% increase compared to the same period in 2013. Net sales growth was driven by an 8.5% increase in comparable store sales growth and strong performance in new stores opened.

Gross profit for the quarter increased 21% to $211.2 million resulting in a gross profit margin of 28.8% of sales, an increase of 20 basis points compared to the same period in 2013. This improvement was primarily driven by leverage in occupancy and buying costs partially offset from higher inflation and price investment in certain categories.

Direct store expenses as a percentage of sales for the quarter improved 60 basis points to 20.6% compared to the same period in 2013. This was primarily due to leverage in payroll and benefits including lower utilization of medical benefits, decrease in insurance premiums and leverage of store level expenses.

Selling, general and administrative expenses (“SG&A”) as a percentage of sales for the quarter were 3.5%, consistent with the same period in 2013. SG&A included pre-tax secondary offering expenses of $0.2 million in 2014 and $2.0 million in 2013. Excluding these items, SG&A as a percentage of sales was 3.5% compared to 3.2% for the same period in 2013. This increase was primarily driven by higher advertising expense and higher corporate costs to support additional growth.

Net income for the quarter was $17.7 million, or diluted earnings per share of $0.11, up $8.5 million from the same period in 2013. Net income in the quarter included $0.3 million of pre-tax store closure and exit costs, and $0.2 million of pre-tax secondary offering expenses. Net income for the fourth quarter of 2013 included $2.0 million pre-tax secondary offering expenses, $1.0 million pre-tax loss on extinguishment of debt, and $0.4 million pre-tax store closure and exit costs. Excluding these items, adjusted net income for the quarter increased 59% to $18.2 million, compared to $11.4 million for the same period in 2013, and adjusted EBITDA totaled $53.3 million, up $15.6 million, or 41%, from the same period in 2013. These increases were driven by higher sales and operating leverage. In addition, net income benefited from lower interest expense due to a lower principal balance on our term loan. For the quarter, adjusted net income was negatively impacted by a $4.4 million pre-tax depreciation adjustment resulting from a change in useful lives related to certain equipment and benefited by a $3.6 million pre-tax adjustment from a change in capitalization methodology for new store development costs. The $3.6 million pre-tax benefit above positively impacted Adjusted EBITDA for the quarter. Adjusted diluted earnings per share was $0.12, a 71% increase from adjusted diluted earnings per share of $0.07 for the same period in 2013.

Fiscal Year 2014 Financial Results

For the 52-week fiscal year ended December 28, 2014, net sales increased 22% to $2.97 billion. Net sales growth was driven by a 9.9% increase in comparable store sales growth and strong performance in new stores opened.

Gross profit for the year increased 22% to $885.2 million, resulting in a margin of 29.8%, an increase of 10 basis points from 2013. This increase reflected leverage in occupancy, utilities and buying costs partially offset by lower margins driven by inflation in certain categories and increased promotional activities.

Direct store expenses as a percentage of sales for the year improved 80 basis points to 19.6%. Direct store expenses included a pre-tax loss on disposal of assets of $1.1 million in 2014 and $0.4 million in 2013. Excluding these items, direct store expenses as a percentage of sales improved 70 basis points to 19.6%, due to leverage in labor, depreciation, store level expenses and lower utilization of medical benefits.

SG&A as a percentage of sales improved 20 basis points to 3.2%. SG&A for 2014 included pre-tax secondary offering expenses of $2.5 million. SG&A for 2013 included pre-tax secondary offering expenses of $2.0 million and $3.2 million of bonus paid concurrently with our initial public offering. Excluding these items, SG&A as a percentage of sales was relatively consistent at 3.1%, as we continue to utilize leverage to build out infrastructure consistent with our growth.

Net income was $107.7 million, or diluted earnings per share of $0.70, up $56.4 million from 2013, or an increase of 110%. Net income for 2014 included $1.1 million pre-tax loss on extinguishment of debt, $2.5 million pre-tax secondary offering expenses, $0.7 million pre-tax store closure and exit costs, and $1.2 million pre-tax loss on disposal of assets. Net income for 2013 included $18.7 million pre-tax loss on extinguishment of debt, $2.0 million pre-tax secondary offering expenses, $2.1 million pre-tax store closure and exit costs, $3.2 million pre-tax bonus paid concurrently with our initial public offering, and $0.4 million pre-tax loss on disposal of assets. Excluding these items, adjusted net income increased 65% to $111.2 million compared to $67.4 million in 2013. Adjusted EBITDA totaled $265.4 million, up $70.2 million or 36% from 2013. These increases were attributable to strong business performance driven by increased comparable store sales and resulting operating leverage, strong performance in new stores opened, and reduced interest expense. Adjusted diluted earnings per share was $0.72, a 50% increase from adjusted diluted earnings per share of $0.48 for 2013.

Growth and Development

In fiscal 2014, the Company opened 24 new stores: one each in Arizona, Colorado and Utah; two each in Kansas and Oklahoma; three in Nevada; four each in Georgia and Texas; and six in California. This resulted in unit growth of 14%, for a total of 191 stores in ten states as of December 28, 2014.

Leverage and Liquidity

The Company generated cash from operations of $181.2 million in fiscal 2014 and invested $108.2 million in capital expenditures net of landlord reimbursement, primarily for new stores. The Company ended the year with a principal balance on its term loan of $261.3 million, had $130.5 million in cash and cash equivalents and $52.6 million available under its revolving credit facility.

“We are extremely pleased with our 2014 performance and our ability to leverage strong sales growth into exceptional earnings,” said Amin Maredia, chief financial officer. “With robust operating cash flows and lower debt, our balance sheet is stronger than ever. We look forward to the continuation of our growth plans as we self-fund our 14% unit growth, reinvest in existing stores to drive sales and invest in corporate infrastructure to support our expansion.”

2015 Outlook

The Company notes that fiscal year 2015 will be a 53-week year, with the extra week falling in the fourth quarter. The Company estimates the impact on earnings from the 53rd week to be approximately $0.02 per diluted share. The following provides information on the Company’s guidance for 2015:

Q1 2015 Guidance
Comparable store sales growth	5% to 6%
Two-year combined pro forma comparable store sales growth	18% to 19%

Full-year 2015 53-Week Guidance
Net sales growth (1)	20% to 22%
Unit growth	27 new stores
Comparable store sales growth (2)	6% to 7%
Adjusted EBITDA growth	16% to 19%
Adjusted net income growth	18% to 22%
Adjusted diluted earnings per share (3)	$0.84 to $0.87
Capital expenditures	$100M - $110M
(net of landlord reimbursements)

The Company’s adjusted diluted earnings per share, adjusted net income and adjusted EBITDA guidance for the year do not include charges and costs which are expected to be similar to those charges and costs excluded from adjusted diluted earnings per share, adjusted net income and adjusted EBITDA in prior periods. Please see the explanation and reconciliation of these non-GAAP measures to the comparable GAAP measures for the thirteen and fifty-two weeks ended December 28, 2014 and December 29, 2013 in the tables included below.

(1)	On a 52-week to 52-week basis the Company expects total sales growth of 18% to 20%.
(2)	Comparable store sales growth is on an equal 52-week to 52-week basis.
(3)	Based on a weighted average share count of approximately 157 million shares for 2015.

Fourth Quarter and Fiscal 2014 Conference Call

The Company will hold a conference call at 3 p.m. Mountain Standard Time (5 p.m. Eastern Standard Time) on Wednesday, February 25, 2015, during which Sprouts’ executives will further discuss the Company’s fourth quarter and full year 2014 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at http://investors.sprouts.com. For those participating via teleconference, the phone number for the call is 1-877-398-9481 (U.S.) or 1-408-337-0130 (international), and the passcode is 73091195. Participants are encouraged to dial in 10 minutes early. A replay of the event will remain available for 72 hours and can be accessed by dialing 1-855-859-2056 (toll-free) or 1-404-537-3406 (international) and entering the confirmation code: 73091195. An archive of the webcast will be available for one year at http://investors.sprouts.com, under “Events and Presentations.”

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management “anticipates,” “plans,” “estimates,” “expects,” or “believes,” or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, the Company’s guidance and outlook for 2015. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the Company’s ability to successfully compete in its intensely competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its rapid growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings, including, without limitation, the Company’s Annual Report on Form 10-K. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. We offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 18,000 team members and operates more than 195 stores in twelve states. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net sales	$734,593	$608,236	$2,967,424	$2,437,911
Cost of sales, buying and occupancy	523,345	434,021	2,082,221	1,712,644

Gross profit	211,248	174,215	885,203	725,267
Direct store expenses	151,602	129,119	581,621	496,183
Selling, general and administrative expenses	25,803	21,536	95,397	81,795
Store pre-opening costs	698	480	7,749	5,734
Store closure and exit costs	332	381	725	2,051

Income from operations	32,813	22,699	199,711	139,504
Interest expense	(5,919)	(6,857)	(25,063)	(37,203)
Other income	119	40	596	487
Loss on extinguishment of debt	—	(1,039)	(1,138)	(18,721)

Income before income taxes	27,013	14,843	174,106	84,067
Income tax provision	(9,270)	(5,563)	(66,414)	(32,741)

Net income	$17,743	$9,280	$107,692	$51,326

Net income per share:
Basic	$0.12	$0.06	$0.72	$0.38
Diluted	$0.11	$0.06	$0.70	$0.37
Weighted average shares outstanding:
Basic	151,314	146,876	149,751	134,622
Diluted	155,010	152,974	154,328	139,765

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	December 28, 2014	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$130,513	$77,652
Accounts receivable, net	14,091	9,524
Inventories	142,793	118,256
Prepaid expenses and other current assets	11,152	8,049
Deferred income tax asset	35,580	18,146

Total current assets	334,129	231,627
Property and equipment, net of accumulated depreciation	454,889	348,830
Intangible assets, net of accumulated amortization	194,176	195,467
Goodwill	368,078	368,078
Other assets	17,801	13,135
Deferred income tax asset	—	15,267

Total assets	$1,369,073	$1,172,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$112,877	$111,159
Accrued salaries and benefits	29,687	22,287
Other accrued liabilities	41,394	32,958
Current portion of capital and financing lease obligations	29,136	3,395
Current portion of long-term debt	7,746	5,822

Total current liabilities	220,840	175,621
Long-term capital and financing lease obligations	121,562	116,177
Long-term debt	248,611	305,418
Other long-term liabilities	74,071	61,417
Deferred income tax liability	18,600	—

Total liabilities	683,684	658,633

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 151,833,334 shares issued and outstanding, December 28, 2014; 147,616,560 shares issued and outstanding, December 29, 2013	152	147
Additional paid-in capital	543,048	479,127
Retained earnings	142,189	34,497

Total stockholders’ equity	685,389	513,771

Total liabilities and stockholders’ equity	$1,369,073	$1,172,404

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Year Ended
	December 28, 2014	December 29, 2013
Cash flows from operating activities
Net income	$107,692	$51,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	60,362	47,217
Accretion of asset retirement obligation and closed store reserve	844	322
Amortization of financing fees and debt issuance costs	1,494	2,482
Loss on disposal of property and equipment	1,087	449
Gain on sale of intangible assets	(100)	(19)
Equity-based compensation	5,355	5,780
Non-cash loss on extinguishment of debt	1,138	18,513
Deferred income taxes	16,432	13,731
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(4,424)	(1,521)
Inventories	(24,537)	(19,875)
Prepaid expenses and other current assets	(3,127)	(3,738)
Other assets	(5,157)	(4,114)
Accounts payable	(4,721)	31,996
Accrued salaries and benefits	7,400	890
Other accrued liabilities	8,426	5,397
Other long-term liabilities	13,054	11,752

Net cash provided by operating activities	181,218	160,588

Cash flows from investing activities
Purchases of property and equipment	(127,065)	(87,463)
Proceeds from disposal of property and equipment	294	1,000
Proceeds from sale of intangible assets	100	172
Payments for business combinations, net of cash acquired	—	—

Net cash used in investing activities	(126,671)	(86,291)

Cash flows from financing activities
Borrowings on line of credit	—	—
Payments on line of credit	—	—
Borrowings on term loan, net of financing costs	—	688,127
Payments on term loan	(57,000)	(786,850)
Borrowings on Senior Subordinated Notes	—	—
Payments on Senior Subordinated Notes	—	(35,000)
Payments on capital lease obligations	(585)	(412)
Payments on financing lease obligations	(3,006)	(2,868)
Payments of deferred financing costs	—	(1,370)
Payments of IPO costs	—	(4,212)
Cash from landlords related to financing lease obligations	577	4,581
Payment to stockholders and optionholders	—	(295,921)
Excess tax benefit for exercise of options and antidilution payment to optionholders	47,261	17,826
Proceeds from the issuance of shares	—	348,536
Proceeds from exercise of stock options	11,067	3,820
Repurchase of shares	—	(113)

Net cash (used in) provided by financing activities	(1,686)	(63,856)

Net increase in cash and cash equivalents	52,861	10,441
Cash and cash equivalents at beginning of the period	77,652	67,211

Cash and cash equivalents at the end of the period	$130,513	$77,652

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has presented adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company, and they are a component of incentive compensation. The Company defines adjusted net income as net income excluding store closure and exit costs, one-time costs associated with its 2011 combination with Henry’s Holdings, LLC (the “Henry’s Transaction”) and its 2012 acquisition of Sunflower Farmers Market, Inc. (the “Sunflower Transaction,” and together with the Henry’s Transaction, the “Transactions”), gain and losses from disposal of assets, IPO bonus, expenses incurred by the Company in its secondary public offerings and employment taxes paid by the Company in connection with options exercised in those offerings (“Public Offering Expenses”), the loss on extinguishment of debt and the related tax impact of those adjustments. The Company defines adjusted basic and diluted earnings per share as adjusted net income divided by the weighted average basic and diluted shares outstanding. The Company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization, and defines adjusted EBITDA as EBITDA excluding store closure and exit costs, one-time costs associated with the Transactions, gains and losses from disposal of assets, Public Offering Expenses and the loss on extinguishment of debt.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the thirteen and fifty-two weeks ended December 28, 2014 and December 29, 2013:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net income	$17,743	$9,280	$107,692	$51,326
Income tax provision	9,270	5,563	66,414	32,741

Net income before income taxes	27,013	14,843	174,106	84,067
Store closure and exit costs (a)	332	381	725	2,051
Costs associated with acquisitions and integration (b)	—	—	—	(15)
Loss on disposal of assets (c)	93	13	1,181	412
IPO bonus (d)	—	—	—	3,183
Secondary offering expenses including employment taxes on options exercises (e)	218	2,014	2,557	2,014
Loss on extinguishment of debt (f)	—	1,039	1,138	18,721
Adjusted income tax provision (g)	(9,491)	(6,855)	(68,551)	(43,010)

Adjusted net income	18,165	11,435	111,156	67,423
Interest expense, net	5,914	6,851	25,057	37,185
Adjusted income tax provision (g)	9,491	6,855	68,551	43,010

Adjusted earnings before interest and taxes (EBIT)	33,570	25,141	204,764	147,618
Depreciation, amortization and accretion	19,789	12,593	60,612	47,539

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$53,359	$37,734	$265,376	$195,157

Adjusted Net Income Per Share
Net income per share—basic	$0.12	$0.06	$0.72	$0.38
Per share impact of net income adjustments	$—	$0.02	$0.02	$0.12

Adjusted net income per share—basic	$0.12	$0.08	$0.74	$0.50

Net income per share—diluted	$0.11	$0.06	$0.70	$0.37
Per share impact of net income adjustments	$0.01	$0.01	$0.02	$0.11

Adjusted net income per share—diluted	$0.12	$0.07	$0.72	$0.48

(a)

Store closure and exit costs represents reserves established for closed stores and facilities, adjustments to those reserves for changes in expectations for sublease or actual subleases or settlements with landlords. Ongoing expenses related with the closed facilities are also included. The Company excludes store closure and exit costs from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(b)	Costs associated with acquisitions and integration represent the costs to integrate the combined businesses resulting from the Sunflower and Henry’s Transactions. These expenses include professional fees and severance, which the Company excludes from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of the Company’s operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(c)	Loss on disposal of assets represents the losses recorded in connection with the disposal of property and equipment. The Company excludes losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(d)	IPO bonus represents the bonuses paid to certain employees in connection with the Company’s initial public offering. The Company excludes the IPO bonus from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(e)	Secondary offering expenses including employment taxes on options exercises represents expenses the Company incurred in its secondary public offerings and employment taxes paid by the Company in connection with options exercised in those offerings. The Company has excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.
(f)	Loss on extinguishment of debt represents the write-off of deferred financing costs and original issue discounts and expenses related to the refinancing or unscheduled repayment of debt. The Company has excluded this item from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.
(g)	Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (f) above based on statutory tax rates for the period. The Company has excluded these items from its adjusted income tax provision because management believes they do not directly reflect the ongoing performance of its store operations and are not reflective of its ongoing income tax provision.

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

2/25/15